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                                                                    EXHIBIT 99.2

                          ALPHA NATURAL RESOURCES, LLC
                     ALPHA NATURAL RESOURCES CAPITAL CORP.

                               OFFER TO EXCHANGE
                     THE ISSUERS' 10% SENIOR NOTES DUE 2012
                           WHICH HAVE BEEN REGISTERED
                  UNDER THE SECURITIES ACT OF 1933, AS AMENDED
                                      FOR
               ANY AND ALL OUTSTANDING 10% SENIOR NOTES DUE 2012

                                                                          , 2005

To Brokers, Dealers, Commercial Banks,
Trust Companies and other Nominees:

     As described in the enclosed Prospectus, dated           , 2005 (as the
same may be amended or supplemented from time to time, the "Prospectus"), and Letter of Transmittal (the "Letter of Transmittal") of Alpha Natural Resources, LLC, a Delaware limited liability company (the "Company"), Alpha Natural Resources Capital Corp., a Delaware corporation ("Alpha Capital" and together with the Company, the "Issuers"), and the Company's subsidiaries other than Alpha Capital and certain of the Company's parent companies (each, a "Guarantor" and collectively, the "Guarantors"), are offering to exchange (the "Exchange Offer") up to $175,000,000 aggregate principal amount of the Issuers' 10% Senior Notes due 2012 that have been registered under the Securities Act of 1933, as amended, as guaranteed by the Guarantors (collectively, the "Exchange Notes"), for any and all of the Issuers' outstanding 10% Senior Notes due 2012, guaranteed by the Guarantors (collectively, the "Outstanding Notes") in integral multiples of $1,000 upon the terms and subject to the conditions of the enclosed Prospectus and related Letter of Transmittal. The terms of the Exchange Notes are identical in all material respects (including principal amount, interest rate and maturity) to the terms of the Outstanding Notes for which they may be exchanged pursuant to the Exchange Offer, except that the Exchange Notes are freely transferable by holders thereof, upon the terms and subject to the conditions of the enclosed Prospectus and the related Letter of Transmittal. The Issuers will accept for exchange any and all Outstanding Notes properly tendered according to the terms of the Prospectus and the Letter of Transmittal. Consummation of the Exchange Offer is subject to certain conditions described in the Prospectus.

     WE URGE YOU TO PROMPTLY CONTACT YOUR CLIENTS FOR WHOM YOU HOLD OUTSTANDING NOTES REGISTERED IN YOUR NAME OR IN THE NAME OF YOUR NOMINEE. PLEASE BRING THE EXCHANGE OFFER TO THEIR ATTENTION AS PROMPTLY AS POSSIBLE.

     Enclosed are copies of the following documents:

     1. The Prospectus;

     2. The Letter of Transmittal for your use in connection with the tender of Outstanding Notes and for the information of your clients, including a Substitute Form W-9 and Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 (providing information relating to U.S. federal income tax backup withholding);

     3. A form of Notice of Guaranteed Delivery; and

     4. A form of letter, including a Letter of Instructions, which you may use to correspond with your clients for whose accounts you hold Outstanding Notes held registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions regarding the Exchange Offer.
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     Your prompt action is requested. Please note that the Exchange Offer will
expire at 5:00 p.m. New York City time, on           , 2005 (the "Expiration
Date"), unless the Issuers otherwise extend the Exchange Offer.

     To participate in the Exchange Offer, certificates for Outstanding Notes, together with a duly executed and properly completed Letter of Transmittal or facsimile thereof, or a timely confirmation of a book-entry transfer of such Outstanding Notes into the account of Wells Fargo Bank, National Association (the "Exchange Agent"), at the book-entry transfer facility, with any required signature guarantees, and any other required documents, must be received by the Exchange Agent by the Expiration Date as indicated in the Prospectus and the Letter of Transmittal.

     The Issuers will not pay any fees or commissions to any broker or dealer or to any other persons (other than the Exchange Agent) in connection with the solicitation of tenders of the Outstanding Notes pursuant to the Exchange Offer. However, the Issuers will pay or cause to be paid any transfer taxes, if any, applicable to the tender of the Outstanding Notes to them or to their order, except as otherwise provided in the Prospectus and the Letter of Transmittal.

     If holders of the Outstanding Notes wish to tender, but it is impracticable for them to forward their Outstanding Notes prior to the Expiration Date or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus and in the Letter of Transmittal.

     Any inquiries you may have with respect to the Exchange Offer should be addressed to the Exchange Agent at its address and telephone number set forth in the enclosed Prospectus and Letter of Transmittal. Additional copies of the enclosed materials may be obtained from the Exchange Agent.

                                         Very truly yours,

                                         ALPHA NATURAL RESOURCES, LLC
                                         ALPHA NATURAL RESOURCES CAPITAL CORP.

     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF THE ISSUERS, THE GUARANTORS OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM IN CONNECTION WITH THE EXCHANGE OFFER, OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS EXPRESSLY CONTAINED THEREIN.

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